UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2012

Dalian Capital Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52185	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 West Hastings Street, Suite 900 Vancouver, BC Canada		V6C 1E1
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 604-801-5022

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 15, 2012, James Stafford Chartered Accountants (“James Stafford”) resigned as the independent registered public accounting firm of Dalian Capital Group, Inc. (the “Company”).  The Board of Directors of the Company accepted the resignation effective as of that date.

The report of James Stafford regarding the Company’s financial statements for the fiscal year ended December 31, 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report dated March 16, 2012 on the Company’s financial statements for fiscal year ended December 31, 2011 contained an explanatory paragraph which noted that there were substantial doubt about the Company’s ability to continue as a going concern.

During the year ended December 31, 2011, and during the period from December 31, 2011 to November 15, 2012, the date of resignation of James Stafford, (i) there were no disagreements with James Stafford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of James Stafford would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided James Stafford which a copy of the foregoing disclosures and requested that James Stafford furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

16.1	Letter from James Stafford Chartered Accountants, dated November 15, 2012, to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DALIAN CAPITAL GROUP, INC.

Dated: November 15, 2012	By: /s/ Erwin Liem
Erwin Liem
Chief Executive Officer & Director